                                                              EXHIBIT 9(a)(4)(i)

                                AMENDMENT NO. 1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated February 28, 1997, by and between AIM Investment Securities Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                        "AIM INVESTMENT SECURITIES FUNDS
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT


AIM Limited Maturity Treasury Fund

AIM High Yield Fund II"


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:                       , 1998
      -----------------------

                                          AIM INVESTMENT SECURITIES FUNDS


Attest:                                   By:
       ----------------------------          --------------------------------
           Assistant Secretary                            President

(SEAL)

                                          A I M ADVISORS, INC.



Attest:                                   By:
       ----------------------------          --------------------------------
           Assistant Secretary                            President

(SEAL)